EXHIBIT 10-29

THIS AGREEMENT is made the 16th day of November, 1993

BETWEEN:

(1) ACC LONG DISTANCE UK LIMITED a company incorporated in England and Wales with registered number 2671855 and whose registered office is at Ground Floor, 2/3 Cursitor Street, London EC4A 1NE (the "Company"); and

(2) CHRISTOPHER BANTOFT of Titcheners, Cotmandene, Dorking, Surrey RH4 2BN (the "Executive")

NOW IT IS HEREBY AGREED that the Company shall employ the Executive and The Executive shall serve the Company as Managing Director, or in such other capacity as may from time to time be mutually agreed, upon and subject to the following terms and conditions:

1    Interpretation

1.1 In this Agreement unless the context otherwise admits the following expressions shall have the meaning ascribed to them as follows:

     "the Board" means the Board of Directors as constituted from time to time of the Company and "subsidiary" and "holding company" means a subsidiary of holding company as defined by Section 736 of the
     Companies   Act   1984   for  the  time  being  of  the  Company  (and
     "subsidiaries"   and   "holding    companies"   shall   be   construed
     accordingly);

     "associated company" means any holding company or subsidiary of the Company or any other subsidiary of such holding company;

     "Business Day" means any weekday, save for Saturdays and bank holidays on which banks are open for business in the City of London.

1.2 Any reference to a statutory provision shall be deemed to include a reference to any statutory modification or re-enactment of the same.

2    Commencement and Duration

2.1 The Executive's employment with the Company shall commence no later than three months from the date of this Agreement. No previous employment of the Executive shall be treated as being continuous with the Executive's employment by the Company.

2.2 The commencement date of the Executive's employment with the Company shall be of the essence of this Agreement and in the event that the Executive shall not have commenced employment with the Company after the expiry of three months from the date of this Agreement, the Company shall be entitled to withdraw its offer of employment to the Executive and terminate this Agreement forthwith, in which case the Executive shall have no claim whatsoever against the Company.

2.3 Subject to termination as hereinafter provided, the employment of the Executive shall continue from year to year provided that the Company may terminate the employment at any time during the first twelve months' employment by giving to the Executive six months' written notice to terminate this Agreement and the Executive may terminate his employment at any time by giving to the Company three months written notice to terminate this Agreement.

2.4 After the first twelve months of the Executive's employment the Company may terminate the employment of the Executive at any time by giving to the Executive 12 months written notice to terminate this Agreement and the Executive may terminate his employment at any time by giving to the Company three months written notice to terminate this Agreement.

2.5 In the event that the Company serves notice to terminate this Agreement on the Executive, any subsequent notice of termination from the Executive to the Company which is served during the Company's notice period shall be of no effect.

2.6 The Executive warrants to the Company that he is not restricted in any way from commencing and continuing employment with the Company on and after the date hereof. The Executive shall indemnify and keep indemnified the Company against any and all damages, losses, costs and expenses (including the costs of any legal proceedings to which the Company may be made party to) arising from the Executive being in breach of the warranty contained in this sub-clause.

3    REMUNERATION

3.1 As at the date hereof, the Executive shall be entitled to a base salary at the rate of <pound-sterling>85,000 per annum (which shall accrue from day to day) payable by equal monthly installments in arrears on the last day of every month.

3.2 The first of such payments shall be made on the last day of the month in which the Executive's employment commences and shall be a pro rata amount in respect of the period from the date hereof to the last day of such month.

3.3 The Executive's base salary shall be reviewed by the Board in each year in line with the Company's policy on remuneration review.

3.4 The Company shall be entitled to deduct from the Executive's salary or from any other payments due to the Executive any amount which the Company is required by law to deduct (including without limitation any amount of PAYE or national insurance).

4.   BONUS

4.1 The Company may at the Board's discretion, and in line with the Company's policy, as adapted and changed from time to time by the Board in its sole discretion, for the payment of the bonuses, pay the Executive an annual bonus. The maximum achievable bonus during the first year of the Executive's employment will be 25% of the Executive's base salary for that period and will be calculated with reference to annual sales and financial targets to be stipulated by the Board in its sole discretion. Thereafter, half the amount of the bonus payable (if any) to the Executive shall be calculated with reference to the performance of the Company in the twelve month period applicable to the calculation of the bonus and half of the amount of the bonus payable (if any) to the Executive shall be calculated with reference to the performance of the Executive in such twelve months period, such performance to be measured against criteria set from time to time by the Board in its sole discretion.

4.2 For the avoidance of doubt, the calculation of any bonus payable to the Executive for the first and subsequent years of the Executive's employment with the Company shall be calculated with reference to the Company's then current financial year. Any payment of bonus in the first year of the Executive's employment will be pro rated as necessary. All payments of bonus in respect of the applicable financial year will be paid at such time as the audited accounts for that period have been approved by the Board.

4.3 If the Executive's employment is terminated for whatever reason during any financial year of the Company, the Executive shall be entitled to a bonus payment calculated on a pro rata basis up until the date of termination PROVIDED ALWAYS THAT any bonus shall be payable only in the event that the Executive shall have met with the performance criteria as set from time to time by the Board for the payment of bonuses and PROVIDED FURTHER THAT if the Executive is given payment of his salary entitlement in lieu of any notice period, the Executive shall not be entitled to any payment of bonus in respect of any period after the date such payment in lieu of notice is made.

5.   STOCK OPTION

5.1 The Directors of ACC Corp., the company's holding company, may in their absolute discretion grant to the Executive within twelve months of the date hereof any option to subscribe for up to 10,000 ACC Corp. common stock of US $.015 each on the terms and conditions of the ACC Corp. Employee Stock Option Plan ("the Plan") at the date of the grant of the option, and as required by the Plan, the exercise price per common stock under the option shall be the closing price for ACC Corp. common stock as quoted on the US NASDAQ System National Market List ("NASDAQ") for the business day immediately preceding the date of the grant of the option to the Executive.

5.2 In the event that the Directors of ACC Corp. decide to grant to the Executive the stock piton in 5.1 above, the Executive shall comply and shall continue to comply with all of the requirements of the federal securities laws of the United States of America which are relevant to the grant of the stock option to the Executive. the Executive acknowledges that he has been supplied with a copy of the memorandum dated 13 January 1993 from Underberg & Kessler to the Board of Directors and Officers of ACC Corp. and its subsidiaries, or any subsequent memorandum, containing details of the requirements of the federal securities laws relating to the directors and officers of a publicly held corporation and is fully aware of such requirements.

5.3 If at the expiry of the period of twelve months from the date hereof the Executive has not been granted the option referred to in clause
     5.1 above solely because either the Directors of ACC Corp. have elected not to grant such options or the Executive is ineligible to receive grants under the Plan the Company shall (provided that the Executive is still in the employment of the Company on the date of the relevant anniversary) on the first, second, third and fourth anniversaries of the date hereof pay to the Executive in United State Dollars the amount (if any) by which the aggregate closing price of
     (2500) ACC Corp. common stock as quoted by NASDAQ on the relevant anniversary (or if the date of such anniversary is not a business day, the next following business day) exceeds the aggregate closing price of (2500) ACC Corp. commons stock as quoted on NASDAQ the day preceding the date hereof (being US $20.75).

6.   DEVOTION  OF  WHOLE  TIME  TO  THE  COMPANY'S BUSINESS  AND  REPORTING
STRUCTURE

6.1 During his employment by the company the Executive shall, unless prevented by ill-health or holiday:

     6.1.1perform  such   reasonable   duties  and  exercise  such  powers,
          authorities and directions as the Board may form time to time reasonably assign or vest in him in connection with the business of the Company and any one or more of the Company's subsidiaries or associated companies;

     6.1.2attend at meetings of the senior management of the Company;

     6.1.3devote his whole time and attention during normal working hours to the business of the Company and such other time as may be necessary for the performance of his duties hereunder;

     6.1.4do all in his power to promote, develop and extend the business of the Company;

     6.1.5conform   to  and  comply  with  the  reasonable  directions  and
          regulations made by the Board or any other authorized person;

     6.1.6not, without the previous consent in writing of a Director of the company duly authorized by resolution of the Board, engage or be concerned or interested in any other business of a similar nature to or competitive with that carried on by the Company or any of its subsidiaries or associated companies;

     PROVIDED always that nothing in this clause shall preclude the Executive from holding, or being otherwise interested in any shares or other securities of any company which are for the time being quoted on any recognized Stock Exchange, so long as the interest of the Executive therein does not without prior written consent of the Board extend to more than 3% of the aggregate amount of the quoted securities of any class in respect of any company.

6.2  During the employment of the Executive by the Company:

     6.2.1the Executive  may  be required, on a temporary basis, to work at such place or places in Great Britain and overseas as may be determined by the Company from time to time and undertake such travel overseas as may reasonably be required. In the event of the Company requiring the Executive to relocate as aforesaid, the Company shall either give to the Executive three months' prior written notice thereof or, in the absence of such notice, the Company shall pay any school fees incurred by the Executive during any period of relocation PROVIDED ALWAYS THAT the Executive shall take all necessary steps to mitigate the amount of any fees payable. The Company's obligation to pay school fees shall be in respect only of the Executive's children under the age of 18 years who are receiving full-time education at school level and this obligation shall not extend to the payment of fees for higher education; and

     6.2.2the Company shall be a liberty from time to time to appoint any other person or persons to the position in which the Executive is employed jointly with the Executive and to assign to him or them duties and responsibilities identical to or similar with those placed upon the Executive hereunder.

6.3 The Executive shall report to such person who from time to time may be the Chairman of the Company and/or such other person who may be designated from time to time by ACC Corp.

7    PENSION SCHEME

     The Executive shall during his employment with the Company continue to be a member of the existing personal pension scheme he operates for his benefit (or any scheme set up in place of it) and the Company will pay contributions due to the scheme equal to ten percent per annum of the Executive's base salary (from time to time). The contributions payable by the Company to the Executive under this Clause 7 shall be pad each month save that the Company shall be entitled to vary the frequency of payments if such monthly payments are inconsistent with any Company pension scheme which may be introduced from time to time. No contracting-out certificate is in force in connection with this employment.

8    HEALTH CARE

     The Company shall pay the premiums in resect of private (BUPA or equivalent) medical expenses insurance effected on behalf of the Executive and the Executive's spouse and such other members of the executive's family as is in accordance with ACC Corp. policy.

9.   LIFE COVER

     The Executive shall during his employment with the Company be a member of the death-in-service benefit scheme maintained by the Company in respect of the Executive (or any scheme set up in its place).

10.  MOTOR CAR

10.1 The Company shall provide a leased motor car to a maximum purchase value of <pound-sterling>30,000 for the Executive to assist the Executive to carry out his duties under this Agreement.

10.2 Such motor car may be changed from time to time in accordance with the Company's car policy.

10.3 The Company shall pay the cost of insurance, testing, taxing, repairing, and maintaining the motor car in accordance with the Company's car policy from time to time.

10.4 The Executive shall be permitted to use the motor car for his own private purposes including use on holiday, subject to such rules as my be introduced by the Company from time to time.

10.5 The Company shall pay to the Executive each month a petrol allowance of <pound-sterling>100 which sum shall be added to the Executive's base salary. For the avoidance of doubt, the petrol allowance will not form part of the Executive's base salary.

10.6 The Executive shall take good care of the motor car and procure that the provisions and conditions of any policy of insurance relating thereto are observed in all respects, and shall comply with all regulations of the Company relating to the company cars.

10.7 The Executive shall pay all income tax payable by the Executive by reason of the provision of the motor care and the payment by the Company of running expenses of the car pursuant to this clause. The Company shall be entitled to make such deductions form the Executive's salary as may be required for payment of any such income tax.

10.8 In the event that the Executive is convicted of any alcohol or drugs related motoring offense which gives rise to an increase in insurance premiums payable by the Company in respect of the motor car, the Executive shall reimburse to the Company the amount of such increase.

11.  EXPENSES

     The Company shall pay or procure to be paid to the Executive all reasonable travelling hotel and other out-of-pocket expenses wholly exclusively and necessarily incurred by him in the proper performance of his duties under this Agreement. any such payment shall be subject to this providing the Company with satisfactory vouchers or other evidence of actual payment of the said expenses. for the avoidance of doubt, no expenses will be paid to the Executive in respect of petrol for private mileage and for mileage between the Executive's place of abode for the time being and the Company's offices at which the Executive is usually based. All other business mileage will be fully reimbursed.

12.  ABSENCE THROUGH ILLNESS

12.1 In the case of illness of the Executive or other cause substantially incapacitating him from properly performing his duties, the Executive shall, subject to clause 12.2, and to the production of such satisfactory medical evidence as the Board my reasonably require, continue to be paid his full salary and benefits during such absence.

12.2 If such absence shall aggregate in all sixteen weeks in any fifty-two consecutive weeks, the Company may terminate the employment of the Executive forthwith by notice given within twenty-eight days of the end of the last of such sixteen weeks. On termination pursuant to this clause 12.2, the Company shall pay to the Executive a sum equal to three months salary from the date of such termination.

12.3 The amounts payable by the Company to the Executive under this clause will be reduced by the amount of any Statutory Sick Pay payable to the Executive.

13.  HOLIDAYS

13.1 The Executive shall (in addition to the usual public and bank holidays) be entitled to twenty-five days paid holiday in each calendar year to be taken at a time or times mutually agreed with the Company. The Executive's entitlement to holiday during the first year of employment shall be pro-rated as necessary.

13.2 The Executive shall not be entitle without the consent of the Board to carry forward tot any subsequent year any period of holiday to which he was entitled in the previous year but which he did not take during such previous year.

14.  CONFIDENTIALITY

14.1 The Executive shall not either during his employment hereunder or at any time after its termination:

     14.1.1disclose to any person or persons (except to those authorized by the Company to know)
          14.1.2use for his own purposes or for any purposes other than those of the Company; or

          14.1.3through any failure to exercise all due care and diligence cause any unauthorized disclosure of any private, confidential or secret information of the Company (including in particular lists or details of customers of the Company or relating to the working of any process of invention carried on or used by the Company or any invention of the company) or which he has obtained by virtue of his appointment or in respect of which the Company is bound by an obligations of confidence to a third party. These restrictions shall cease to apply to information or knowledge which may (otherwise than through the default of the Executive) become available to the public generally.

14.2 The provisions of clause 14.1 shall apply mutatis mutandis in relation to the private, confidential or secret information of any subsidiary or associated company of the Company which the Executive may have received or obtained during his appointment and the Executive shall upon request enter into an enforceable agreement with any such company to the like effect.

14.3 All notes, memoranda, records and writing made by the Executive relating to the business of the Company or any subsidiary or associated company of the company shall be and remain the property of the company such subsidiary or associated company to whose business they relate and shall be delivered by him to the company to which they belong forthwith upon request.

15.  SUMMARY TERMINATION

     The employment of the Executive hereunder may be determined forthwith by the Company without payment in lieu of notice if the Executive:

15.1 is guilty of any gross default or gross misconduct in connection with or affecting the business of the company or any of its subsidiaries or associated companies of which he may be for the time being a director; or

15.2 is in material breach of any of the provisions of this Agreement unless the breach is capable of remedy and is not remedied within 7 days of notice by the company requiring remedy; or

15.3 commits an act of bankruptcy, becomes insolvent, or takes advantage of any statute for the time being in force for insolvent debtors, or takes or suffers any similar analogous action on account of debt.

16.  RECONSTRUCTION

     If the employment of the Executive is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation, the Executive shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions no less favorable than the terms of this Agreement. the Executive shall in such circumstances have no claim against the Company in respect of the termination of his employment.

17.  EFFECT OF TERMINATION

17.1 The Termination of the Executive's employment in accordance with the terms of this Agreement howsoever occasioned shall not prejudice any claim which either party may have against the other in respect of any antecedent breach of any provision of this Agreement, nor shall it prejudice the continuance in force of any provision which, is expressly or by implication, intended to come into, or continue in force on or after such termination.

17.2 Upon the termination for whatever reason of the Executive's employment hereunder, the Executive shall thereafter, upon the request of the company:

     17.2.1resign without claim for compensation from office of the company and such other offices held by him in the Company or any of its subsidiaries or associated companies as may be so requested. In the event of the Executive's failure to do so forthwith upon request, the Company is hereby irrevocably authorized to appoint some person in his name and on his behalf to sign and deliver such resignation or resignations to the Company and to each subsidiary or associated company of the Company of which the Executive is at the material time an officer;

     17.2.2hand  over  to  the  Company  or  as it may direct  and  without retaining copies of the same all documents books records correspondence and other papers of whatsoever nature relating to the business of the Company and any of its subsidiaries or associated companies and any keys and other property whatsoever of the Company and any of its subsidiaries or associated companies which may then be or ought to be in his possession.

18.  PAY IN LIEU OF NOTICE

     On serving notice for any reason to terminate this Agreement the Company shall instead of giving the Executive the appropriate period of notice be entitled (at its sole discretion) to pay to the Executive his salary and full contractual benefits (at the rate then current) for the appropriate period of notice of such termination.

19.  LEAVE OF ABSENCE

     On serving notice for any reason to terminate this Agreement the Company may (at its sole discretion) require the Executive to take paid leave of absence equal in length of time to the Executive's entitlement to notice of such termination.

19.2 Whilst on such leave of absence the Executive shall not, without the prior written consent of the Company or at the Company's request, contact any employee, customer or supplier of the Company.

20.  GRIEVANCE AND DISCIPLINARY PROCEDURES

     There is not formal disciplinary procedure applicable to this employment. Should the Executive have a purported grievance this shall be taken up at first instance with the Chairman of the Board and both the Executive and the Chairman will use their respective best endeavors to seek a satisfactory resolution thereof.

21.  SEVERABILITY

     Each and every provision in this Agreement shall be read as a separate and distinct undertaking and the invalidity, illegality or unenforceability of any part of this Agreement shall not affect the validity, legality or enforceability of the remainder.

22.  WAIVER

     No waiver by the Company of any of its rights hereunder shall be deemed a continuing waiver of any rights hereunder.

23.  ASSIGNMENT

     The Company shall be entitled to assign its rights under this Agreement to any of its subsidiaries by whom the Executive shall for the time being be employed on behalf of which he shall at any time work and the Executive agrees to accept any such assignment.

24.  NOTICES

     Any notice to be given under this Agreement shall be sufficiently served:

24.1 In the case of the Executive by being delivered either personally to him or sent by registered post or recorded delivery to his usual or last known residential address in Great Britain; and

24.2 In the case of the Company by being personally delivered at or sent by registered post or recorded delivery addressed to its registered office.

25.  CLAUSE HEADINGS

     Clause Headings are incorporated in this Agreement for ease of reference only and shall not affect its interpretation.

26.  GOVERNING LAW

     This Agreement shall be subject to English Law and the parties hereto hereby agree to submit to the non-exclusive jurisdiction of the English Courts.

27.  PREVIOUS AGREEMENTS

27.1 This   Agreement   supersedes  all  existing   agreements,   contacts,
     representations,  and   understandings   for  the  employment  of  the
     Executive by the Company.

27.2 The Executive hereby acknowledges that as at the date of execution of this Agreement he has no outstanding claims of any kind against the Company or any associated company.

AS WITNESS the hands of the parties hereto the day and year first above written.

Signed by                                           )
for and on behalf of                            )
ACC LONG DISTANCE UK LIMITED)/s/ Richard E. Sayers
in the presence of:                             )

/s/Marcia Benwitz


Signed by CHRISTOPHER               )
BANTOFT in the presence of:           )/s/ C. Bantoft
/s/ Roger Brown

SUPPLEMENTARY CONTRACT OF EMPLOYMENT


This Agreement is made the 7th day of July, 1995.

BETWEEN:

1 . ACC LONG DISTANCE UK LTD a company incorporated in England and Wales with registered number 2671855 and whose registered office is at Ground Floor, 2-3 Cursitor, London EC4A 1 NE ("the

    Company"); and

2.   ACC CORP,  a Delaware Corporation with its principal executive offices at 39 State Street, Rochester, New York 14614, USA ("ACC Corp"); and



3.   CHRIS BANTOFT of Titcheners, Cotmandene, Dorking, Surrey RH4 2BH ("the

     Executive").



WHEREAS:



A.   This Agreement  is  supplemental  to a contract of employment made the

     16th day of November 1993 ("the Contact  of  Employment")  between the

     Company and the Executive whereby the Company has undertaken to employ the Executive on the terms and conditions contained in the Contract of

     Employment.



 B.  ACC Corp agrees to guarantee the due performance by the Company of the

     Contract  of  Employment, as amended by this Agreement, in the  manner hereinafter appearing.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1 .  In consideration of the Executive continuing his employment with the

     Company, the Company and ACC Corp hereby agree that the Contract of Employment is amended and modified in the manner hereinafter appearing.



2.   TERMINATION OF  THE EXECUTIVE'S EMPLOYMENT IN THE EVENT OF A CHANGE IN

     CONTROL



2.1  If, as a condition  precedent  to,  as a result of, or within one year following a Change In Control of the  Company  or  ACC  Corp.  (i) the

     Executive's  employment  with the Company is terminated by the Company or  the Acquiring Entity (other  than  for  breach  of  contract),  or

     (ii)the  Executive resigns his employment with the Company or with the

     Acquiring  Entity  within one month of the occurrence of either of the following events:



          2.1.1A significant  adverse  change in the nature or scope of the

          Executive's employment duties  or authority or a reduction in the

          Executive's total compensation/remuneration  and  benefits as the same existed immediately prior to the Change In Control  to which the Executive has not consented in writing; or



          2.1.2A reasonable determination is made by the Executive that, as a result of the Change In Control of the Company or ACC Corp,  as

          the  case  may  be,  and  any  change in circumstances thereafter significantly affecting his position,  he  is  unable to exercise the  authority,  power,  functions  or  duties  that  he  had  so exercised immediately prior to such Change in Control,



     then  immediately  upon such termination or resignation, the Executive shall  be entitled to  receive  from  the  Company  his  total  annual salary/remuneration  and  other benefits as were in effect immediately prior to any such Change In  Control (less such sums as the Company is obliged to deduct by way of PAYE  or  other  taxation) for a period of one  year  following  the date of termination by  way  of  payment  as compensation for loss of  office  or  employment  in  full  and  final settlement  or  by  way of a redundancy payment if such termination or resignation is considered  a  redundancy  situation by the Company and the Executive.



2.2 "CHANGE IN CONTROL" shall mean a change in control  of  the  Company or

    ACC  Corp,  as  the  case  may  be,  by  means  of  a party acquiring a controlling interest in the Company or ACC Corp whether by acquisition,

    disposition or merger or any analogous procedures or  any  other  means

    whatsoever.   For  the purpose of this Clause 2.2 there shall be deemed

    to be an acquisition  of  a  controlling interest in the Company or ACC

    Corp if a person, firm or company  obtains  de  facto  control  of  the

    Company  or  ACC  Corp  aggregating for this purpose all  interests and rights of that person, firm  or  company  and all its connected persons

    (as  defined  in Section 839 of the Income and  Corporation  Taxes  Act

    1988).



2.3  "ACQUIRING ENTITY"  shall  mean any third party that, as a result of a

     Change In Control, either directly  or  indirectly  has  a controlling interest (as defined above) over the Company or ACC Corp.



3.   GUARANTEE



3.1  In consideration of the Executive continuing his employment  with  the

     Company and in consideration of the sum of El paid by the Executive to

     ACC  Corp  (receipt  of  which  is acknowledged), ACC Corp irrevocably guarantees to the Executive the due performance by the Company of each and all the obligations, duties and  undertakings of the Company under and pursuant to the Contract of Employment and this Agreement when and if such obligations, duties and undertakings  shall  -become  due  and performable  according  to the terms of the Contract of Employment and this Agreement.



3.2 ACC Corp hereby authorizes  the  Company  and the Executive to make any addendum  or  variation  to  the Contract of Employment,  the  due  and punctual  performance of which  addendum  and  or  variation  shall  be likewise guaranteed  by  ACC  Corp in accordance with the terms of this

    Agreement.  The obligations of  ACC  Corp  hereunder shall in no way be affected by any variation or addendum to the Contract of Employment.



 3.3The liability of ACC Corp under this guarantee shall not be affected by the grant of any time or indulgence by the Executive to the Company.



4.   GOVERNING LAW



     This Agreement shall be subject to English  law and the parties hereby agree to submit to the exclusive jurisdiction of the English Courts.



5.   PREVIOUS AGREEMENT



     Save  for the amendments and modifications made  to  the  Contract  of

     Employment  as  set  out in this Agreement, the Contract of Employment shall remain in full force and effect.



 AS WITNESS the hands of the  parties  hereto  the day and year first above written.



Signed by

For and Behalf of

ACC LONG DISTANCE UK LIMITED /s/ David K. Laniak

In the presence of:

/s/ Laurie J. Peath



Signed by

For and behalf of

ACC CORP         /s/ Arunas A. Chesonis

In the presence of:

/s/Laurie J. Peath

Signed by CHRIS BANTOFT    /s/ C. Bantoft

In the presence of: